Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-18487, No. 333-83712 and No. 333-159605) pertaining to the Covance 401(k) Savings Plan of our report dated June 29, 2010, with respect to the financial statements and schedule of the Covance 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

MetroPark, New Jersey

June 29, 2010